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                                                                    EXHIBIT 23.3

             FORM OF CONSENT OF MORGAN STANLEY REALTY INCORPORATED


     We hereby consent to the references made to our opinion letter dated August 27, 1997 to the Board of Directors of Evans Withycombe Residential, Inc. (the "Company") contained in the Consent Solicitation/Prospectus/Information Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and Equity Residential Properties Trust. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


MORGAN STANLEY REALTY INCORPORATED


By:_______________________
   Name:
   Title:


September ___, 1997